Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 17, 2023, with respect to the consolidated financial statements of Liberty TripAdvisor Holdings, Inc., incorporated herein by reference.

/s/ KPMG LLP

Denver, Colorado

March 8, 2023